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                                                               EXHIBIT (d)(4)(c)

                                   EXHIBIT A
                                   ---------

                                 PACIFIC FUNDS
                                 FEE SCHEDULE
                         JANUS CAPITAL MANAGEMENT LLC

EFFECTIVE:  May 1, 2002


Fund:    PF Janus Strategic Value Fund

      The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF Janus Strategic Value Fund and the Strategic Value Portfolio of the Pacific Select Fund, according to the following schedule:

               Rate (%)                          Break Point (assets)
               --------                          --------------------
               .50%                              On first $250 million
               .45%                              On next $500 million
               .40%                              On next $750 million
               .35%                              On excess


Fund:   PF Janus Growth LT Fund

     The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF Janus Growth LT Fund and the Growth LT Portfolio of the Pacific Select Fund, according to the following schedule:

               Rate (%)                          Break Point (assets)
               --------                          --------------------
               .50%                              On first $250 million
               .45%                              On next $500 million
               .40%                              On next $750 million
               .35%                              On excess

     These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.
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     IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed as of April 30, 2002.


                                              PACIFIC LIFE INSURANCE COMPANY


Attest: /s/ Audrey L. Milfs                   By: /s/ Thomas C. Sutton
---------------------------                       ------------------------------
Name:   Audrey L. Milfs                       Name:  Thomas C. Sutton
Title:  Secretary                             Title: Chairman of the Board &
                                                     Chief Executive Officer


Attest:  /s/ Audrey L. Milfs                  By: /s/ Glenn S. Schafer
----------------------------                      -----------------------------
Name:   Audrey L. Milfs                       Name:  Glenn S. Schafer
Title:  Secretary                             Title: President



                                              JANUS CAPITAL MANAGEMENT LLC


Attest:  /s/ Justin B. Wright                 By: /s/ Bonnie M. Howe
-----------------------------                     -----------------------------
Name:   Justin B. Wright                      Name:  Bonnie M. Howe
Title:  Associate Counsel                     Title: Vice President


                                              PACIFIC FUNDS

Attest: /s/ Audrey L. Milfs                   By: /s/ Thomas C. Sutton
---------------------------                       -----------------------------
Name:   Audrey L. Milfs                       Name:  Thomas C. Sutton
Title:  Secretary                             Title: Chairman of the Board
                                                     and Trustee